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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-8 of our reports dated January 18, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2000 and to the reference to us as experts in this Registration Statement.


/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 30, 2001